UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2024

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Franklin
Chicago, IL 60606
(Address of principal executive offices) (Zip Code)
(312) 822-5000
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $2.50	"CNA"	New York Stock Exchange
Chicago Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2024, the Registrant issued a press release announcing that, following the end of his current term in the role of Chief Executive Officer and Chairman of the Board of Directors of the Registrant on December 31, 2024, Dino E. Robusto will transition to a new role with the Registrant. Mr. Robusto was appointed Executive Chairman of the Board of Directors of the Registrant effective January 1, 2025 and will remain employed by the Registrant in such role, serving as Executive Chairman of the Board and a strategic advisor to the Chief Executive Officer for a term of one year, ending on December 31, 2025. The press release is filed as Exhibit 99.1 to this Form 8-K.
ITEM 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2024, the Registrant issued a press release announcing that Douglas M. Worman, Executive Vice President and Global Head of Underwriting of the Registrant, was appointed President and Chief Executive Officer of the Registrant, effective January 1, 2025. The press release is filed as Exhibit 99.1 to this Form 8-K. The terms of Mr. Worman’s employment agreement are included in Item 5.02(e) and incorporated herein by reference. In addition, Mr. Worman is expected to become a member of the Board of Directors of the Registrant in connection with his appointment as President and Chief Executive Officer.
ITEM 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2024, the Registrant entered into a new Employment Agreement with Dino E. Robusto (the “Robusto Employment Agreement”) with respect to his appointment as Executive Chairman of the Registrant, which Agreement provides for a term beginning on January 1, 2025 and ending on December 31, 2025. The Robusto Employment Agreement provides for an annual salary of $6 million and a bonus for 2025, based upon Mr. Robusto’s performance as Executive Chairman, as determined by the Compensation Committee of Registrant’s Board of Directors, of up to a maximum of $2 million, payable in cash.
The Robusto Employment Agreement also provides for standard executive health and welfare benefits and continued vesting of equity awards, as well as potential termination payments upon separation from Registrant. The potential termination payments include full 2025 salary, pro-rated 2025 maximum bonus and continued vesting of equity awards upon termination without cause by the Registrant or termination for good reason by Mr. Robusto. For a period of 24 months following termination under the Robusto Employment Agreement, Mr. Robusto is subject to non-competition, non-solicitation and non-interference restrictive covenants. In the event that Mr. Robusto’s employment is terminated on or prior to December 31, 2024, the terms of his current employment agreement shall apply.
On June 5, 2024, the Registrant entered into an Employment Agreement with Douglas M. Worman (the “Worman Employment Agreement”), with respect to his appointment as President and Chief Executive Officer of the Registrant, which Agreement provides for a term beginning on January 1, 2025 and ending on December 31, 2028. The Worman Employment Agreement provides for an annual salary of $1.1 million and an annual cash incentive award, as determined by the Compensation Committee of Registrant’s Board of Directors, with an annual target award of $4 million and an annual maximum payout of $6 million. Mr. Worman will also be eligible for long-term incentive equity awards, in accordance with Registrant’s Amended and Restated Incentive Compensation Plan effective January 1, 2020, with an annual target value of $5 million.
The Worman Employment Agreement also provides for standard executive health and welfare benefits, as well as potential termination payments upon separation from Registrant under certain circumstances. The potential termination payments include a pro-rated annual cash incentive award and continued vesting of equity awards upon termination without cause by the Registrant or termination for good reason by Mr. Worman, plus termination payments at an annual rate equal to annual salary and target annual cash incentive award, payable in at least monthly installments for the remainder of the employment term, but in any event not less than one year post-termination. For a period of 24 months following termination under the Worman Employment Agreement, Mr. Worman is subject to non-competition, non-solicitation and non-interference restrictive covenants. In the event that Mr. Worman’s employment is terminated on or prior to December 31, 2024, the Worman Employment Agreement shall be null and void, except that certain restrictive covenants in the agreement, including those that are summarized above, shall apply in the event his employment is terminated for cause by the Registrant or without good reason by Mr. Worman.
Mr. Worman, 57, has served as Executive Vice President and Global Head of Underwriting of the Registrant since 2022 and joined the Registrant in March 2017 as Executive Vice President & Chief Underwriting Officer. Prior to joining the Registrant, Mr. Worman served as CEO of Endurance U.S. Insurance; Executive Vice President of Alterra Capital Holdings, a Stone Point Capital company; CEO of Alterra US Insurance; and President & CEO of AIG Excess Casualty Group, formerly known as American Home. Mr. Worman is a graduate of The Pennsylvania State University.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: June 5, 2024	By	/s/ Susan A. Stone
(Signature)
Susan A. Stone Executive Vice President and General Counsel